UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HILTON WORLDWIDE HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT TO

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED MARCH 29, 2018

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2018

This Supplement provides updated information with respect to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Hilton Worldwide Holdings Inc. (the “Company”) to be held on Thursday, May 10, 2018.

This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”), should be read in conjunction with the Company’s Notice of the 2018 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) first distributed to stockholders on March 29, 2018.

Withdrawal of Nominee for Election as Director

On April 9, 2018, Zhang Ling, a member of the Board and a nominee for re-election as a Director at the Annual Meeting, resigned as a director of the Company, effective as of the closing of the Public Offering (as defined below), which occurred on April 13, 2018. In connection with Mr. Zhang’s resignation, and consistent with the Company’s by-laws, the Board intends to decrease the number of directors on the Board from ten (10) to nine (9). Therefore, the nomination of Mr. Zhang has been withdrawn, and no other nominee for election at the Annual Meeting will be named in his place.

HNA Transaction

On April 9, 2018, the Company, HNA Tourism Group Co., Ltd. (“HNA”) and HNA HLT Holdco I LLC, a wholly-owned subsidiary of HNA (“HNA Holdco”), entered into a Master Amendment and Option Agreement (the “Master Amendment and Option Agreement”) that amended the Stockholders Agreement, dated as of October 24, 2016, by and among the Company, HNA and certain affiliates of HNA Holdco (the “Stockholders Agreement”), and the Registration Rights Agreement, dated as of October 24, 2016, by and between the Company and HNA. The Master Amendment and Option Agreement permitted HNA Holdco to sell all 82,500,000 shares of the Company’s common stock that it owned in an underwritten public offering prior to the expiration of the two-year restricted period originally contained in the Stockholders Agreement. The Master Amendment and Option Agreement also amended the Stockholders Agreement, effective upon the closing of the Public Offering (as defined below), to eliminate HNA’s right to designate directors to the Board and to provide that Mr. Zhang, the director affiliated with and one of the directors designated by HNA to the Board pursuant to the Stockholders Agreement, would resign from the Board.

On April 13, 2018, HNA Holdco completed the sale of 66,000,000 shares of the Company’s common stock in an underwritten public offering (the “Public Offering”) pursuant to the Master Amendment and Option Agreement, and on April 18, 2018, completed the sale of its remaining 16,500,000 shares of the Company’s common stock to the Company in a privately negotiated transaction. As a result of these sales, HNA Holdco no longer owns any shares of the Company’s stock, is no longer a 5% beneficial owner of the Company’s voting securities and is no longer a “related person” of the Company as defined under Item 404(a) of Regulation S-K. For further information regarding the Master Amendment and Option Agreement and HNA Holdco’s sale of the Company’s common stock, see the Company’s Current Reports on Form 8-K filed on April 9, 2018 and April 13, 2018.

Voting Matters

If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy voting forms returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Zhang because he has resigned from the Board and is no longer standing for re-election. If you have not yet returned your proxy voting form or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Zhang’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

April 19, 2018

By Order of the Board of Directors,

Kristin A. Campbell
Executive Vice President, General Counsel and Secretary